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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference in this Registration Statement of Schuller Corporation Form S-8 of our report dated April 5, 1996 on our audits of the consolidated financial statements and financial statement schedule of Schuller Corporation as of December 31, 1995 and 1994, and for the years ended December 1995, 1994, and 1993, which report is incorporated by reference in the Schuller Corporation Annual Report on Form 10-K for the year ended December 31, 1995.








/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.



June 19, 1996
Denver, Colorado